UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 22, 2024
PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey		07302
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 732-590-9200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol Symbol(s)	Name of each exchange on which registered
Common	PFS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)     Annual Incentive Plan. On February 22, 2024, the Board of Directors of Provident Financial Services, Inc. (the “Company”) ratified the 2024 targets established by the Board’s Compensation Committee for the Executive Annual Incentive Plan, an annual performance-based cash incentive plan that was previously approved by the stockholders on April 23, 2015 (the "Plan").

The Plan provides for cash incentive payments based primarily on the Company’s 2024 financial performance compared with certain targets (the “Corporate Targets”). Incentive payments based on the Company’s 2024 financial performance may be made if the Company meets or exceeds 85% of any of the Corporate Targets (“Threshold”).

For senior executive officers (including the President and Chief Executive Officer, and the Chief Financial Officer), 100% of the incentive payments that may be made under the Plan will be based on the Company’s 2024 performance using the following Corporate Targets that relate to the Company’s business plan and strategic objectives: (i) earnings per share (weighted 40%); (ii) net income (weighted 40%); and (iii) efficiency ratio (weighted 20%). For the Chief Wealth Officer, and President of Provident Protection Plus, Inc., any incentive payments that may be paid under the Plan will be based on 2024 Company performance (weighted at 20%) and individual business line performance (weighted at 80%).

Incentive payments will be a percentage of the executive officer’s base salary. Using estimated 2024 base salary levels, the total aggregate cash incentive payments that may be made for 2024 under the Plan for the President and Chief Executive Officer, the Chief Financial Officer and the other Named Executive Officers would range from approximately $827,000 at the Threshold level up to approximately $2,484,000 at the Maximum level.

Item 9.01.    Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired. Not applicable.

(b)    Pro Forma Financial Information. Not applicable.

(c)     Shell Company Transactions. Not applicable.

(d)    Exhibits. Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE:	February 23, 2024	By:/s/ Bennett MacDougall
Bennett MacDougall
EVP, General Counsel & Corporate Secretary